     UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     November 23, 2007

     TRANS ENERGY, INC.
     (Exact name of registrant as specified in its charter)

                  NEVADA                                 0-23530                        93-0997412

       (State or other jurisdiction                    (Commission                    (IRS Employer

              of incorporation)                           File Number)                Identification No.)

     210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170

     (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

         CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

         CFR 240.13e-4(c))

FORM 8-K

Section 8 – Other Events

Item 8.01     Other Events.

On November 23, 2007 the Trans Energy, Inc. Board of Directors announced that it has approved a common share buy-back program to be executed immediately by the company. The program allows Trans Energy to purchase its own shares through brokers or directly from shareholders and will begin immediately. Although the Board allocated a maximum of $500,000 to carry out the program, the company is not obligated to purchase any specific number of outstanding shares. The company will reevaluate the program on an ongoing basis.

Any share purchases made under the program will be funded out of the company’s cash reserves. The company does not intend to borrow any funds to finance any purchases. Although the buy-back program is not part of an intended effort to take the company private, given the company’s small size management has indicated that it will discuss and evaluate the relative costs and benefits of remaining public in the future.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

     (c)     Exhibits

     Exhibit No.          Description

          99.1     Press Release dated November 23, 2007

_____________

Notes about Forward-looking Statements

     Statements contained in this current report that are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                  TRANS ENERGY, INC.

Date: November 28, 2007                        By /S/ James K. Abcouwer

                                                                   James K. Abcouwer

                                                                   President